SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             July 18, 2002

CYGNUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California		94063-4719
(Address of principal executive offices)		(Zip Code)

(650) 369-4300
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On July 18, 2002, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing the receipt of a milestone payment from Sankyo Pharma Inc. in the amount of $12.5 million.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number

99.1 Press Release by Cygnus, Inc. dated July 18, 2002 referred to in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.

Date:	July 18, 2002	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President
and General Counsel